UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

Embarq Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32732	20-2923630
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 323-4637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of 11:59 p.m., Eastern Daylight Time (the “Distribution Time”) on May 17, 2006 (the “Distribution Date”), the distribution by Sprint Nextel Corporation (“Sprint Nextel”) of all of the common stock of Embarq Corporation (“Embarq”) to the stockholders of Sprint Nextel was completed in a tax free spin-off (the “Distribution”).

On the Distribution Date, in exchange for, and as a condition to, the transfer of assets and the assumption of liabilities described below, Embarq: (1) issued to Sprint Nextel 149,073,797 shares of Embarq common stock, par value $.01 per share (“Embarq common stock”); and (2) issued to Sprint Nextel $4.485 billion of Embarq senior notes and transferred to Sprint Nextel approximately $2.1 billion in cash. In exchange for, and contemporaneously with, the issuance of the Embarq common stock and transfer of debt and cash described above, Sprint Nextel transferred to Embarq assets consisting primarily of Sprint Nextel’s incumbent local communications operations and wholesale product distribution operations and Embarq assumed certain liabilities related to its business. The Embarq common stock issued to Sprint Nextel was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Embarq common stock was issued in reliance on the exemption provided by Section 4(2) of the Securities Act because the Embarq common stock was issued in a transaction not involving a public offering. The Embarq common stock has been registered under the Securities Exchange Act of 1934, as amended.

In connection with the Distribution, Embarq entered into certain agreements with Sprint Nextel to effect the separation of Embarq’s business and the Distribution and to define responsibility for obligations arising before and after the Distribution Date, including, among others, obligations relating to taxes, employees and intellectual property. Additional information regarding the Distribution and the agreements summarized below is contained in Embarq’s registration statement on Form 10, as amended, filed with the Securities and Exchange Commission (“SEC”) on May 2, 2006 (the “Registration Statement”).

Tax Sharing Agreement

On the Distribution Date, Embarq entered into a tax sharing agreement with Sprint Nextel (the “Tax Sharing Agreement”) that governs both Embarq’s and Sprint Nextel’s rights and obligations after the Distribution with respect to taxes for both pre- and post-Distribution periods. Under the Tax Sharing Agreement, Embarq generally is required to indemnify Sprint Nextel for any taxes attributable to Embarq’s operations for all pre-Distribution periods and Sprint Nextel generally is required to indemnify Embarq for any taxes attributable to its operations for all pre-Distribution periods. In addition, the Tax Sharing Agreement provides that in order to preserve the tax-free treatment to Sprint Nextel of the Distribution, for specified periods of up to 30 months following the Distribution, Embarq is prohibited, except in specified circumstances, from: issuing, redeeming or being involved in other acquisitions of its equity securities (excluding the Distribution); transferring significant amounts of assets; amending Embarq’s certificate of incorporation or bylaws; failing to comply with the Internal Revenue Service requirement for a spin-off that Embarq engage in the active conduct of a trade or business after the spin-off; or engaging in other actions or transactions that could jeopardize the tax-free status of the Distribution.

Employee Matters Agreement

On the Distribution Date, Embarq entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with Sprint Nextel that allocates liabilities and responsibilities relating to employees and former employees of Embarq’s business, including with respect to compensation and benefits plans and programs. Pursuant to the terms of the Employee Matters Agreement, at the Distribution Date, Embarq also assumed those employment agreements previously entered into between certain Embarq executive officers and Sprint Nextel filed as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12 to the Registration Statement.

Trademark Assignment and License Agreement

On the Distribution Date, Embarq entered into a trademark assignment and license agreement (the “Trademark Agreement”) with Sprint Nextel that gives Embarq ownership of certain identified marks that had historically been used in connection with the services and products offered by Sprint Nextel’s local telecommunications division. The Trademark Agreement gives Embarq rights to use the Sprint name and Sprint diamond logo in the conduct of Embarq’s business in a manner substantially consistent with the pre-Distribution use for up to 24 months after the Distribution Date while Embarq transitions to its new brand.

Software and Proprietary Information Agreement

On the Distribution Date, Embarq entered into a software and proprietary information agreement with Sprint Nextel (the “Software Agreement”) that gives Embarq ownership of certain internally developed software, proprietary information and related materials. Under the Software Agreement, Embarq and Sprint Nextel have each granted to the other a perpetual license to certain software, proprietary information and materials of the other party that each company was using in its respective businesses as of the Distribution Date and to certain software, proprietary information, and materials possessed by Embarq on the Distribution Date. The software and proprietary information agreement also provides for future additional licensing arrangements related to proprietary information and materials that were in the possession of the parties on the Distribution Date.

Patent Agreement

On the Distribution Date, Embarq entered into a patent agreement with Sprint Nextel (the “Patent Agreement”) pursuant to which certain patents, patent applications and associated rights related to Sprint Nextel’s local telecommunications division were transferred to Embarq as part of the Distribution. Pursuant to the Patent Agreement, the parties have also agreed not to assert claims against each other related to the other party’s business and its respective patent portfolio, as it existed on the Distribution Date, subject to certain restrictions and exceptions. The Patent Agreement further provides that a party has the right to obtain a license under certain patents of the other party, subject to conditions and limitations.

Underwriting Agreement

On May 12, 2006, Embarq, Sprint Capital Corporation, a Delaware corporation (“Sprint Capital”), and a wholly owned subsidiary of Sprint Nextel, and Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Lehman Brothers Inc., on behalf of themselves and the other underwriters named therein (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which Sprint Capital agreed to sell to the Underwriters, and the Underwriters agreed to purchase, (x) an aggregate of $1,000,000,000 principal amount of 6.738% Notes due 2013 of Embarq, (y) an aggregate of $2,000,000,000 principal amount of 7.082% Notes due 2016 of Embarq, and (z) an aggregate of $1,485,000,000 principal amount of 7.995% Notes due 2036 of Embarq (collectively, the “Securities”). The closing for the sale of the Securities is expected to occur on May 19, 2006.

Indenture

The Securities will be issued under an indenture, dated as of the Distribution Date (the “Indenture”), by and between Embarq and J.P. Morgan Trust Company, National Association, a national banking association, as Trustee. The Indenture provides for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness to be issued by Embarq in one or more series as provided in the Indenture. The Indenture does not limit the aggregate principal amount of debentures, notes or other debt securities that Embarq may issue. The Indenture does not contain financial or similar restrictive covenants, except as disclosed therein.

Copies of the Underwriting Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, the Trademark Agreement, the Software Agreement, the Patent Agreement and the Indenture are attached hereto as Exhibits 1.1, 2.1, 2.2, 2.3, 2.4, 2.5 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the press release announcing the completion of the Distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.01 of this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.03 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

Item 3.03. Material Modification of Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 3.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 12, 2006, by and among Embarq Corporation, Sprint Capital Corporation, and Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Lehman Brothers Inc., on behalf of themselves and the other underwriters named therein

2.1†	Tax Sharing Agreement dated as of May 17, 2006 by and among Sprint Nextel Corporation, Embarq Corporation and certain Embarq subsidiaries

2.2†	Employee Matters Agreement dated as of May 17, 2006 by and between Sprint Nextel Corporation and Embarq Corporation

2.3†	Trademark Agreement and License Agreement dated as of May 17, 2006, by and among, Sprint Nextel Corporation, Embarq Corporation and certain Embarq subsidiaries

2.4†	Software and Proprietary Information Agreement dated as of May 17, 2006 by and between Embarq Corporation and Sprint Nextel Corporation

2.5†	Patent Agreement dated as of May 17, 2006 by and between Sprint Nextel Corporation and Embarq Corporation

4.1	Indenture, dated as of May 17, 2006, by and between Embarq Corporation and J.P. Morgan Trust Company, National Association, a national banking association, as Trustee

99.1	Press Release dated May 18, 2006

†	Schedules and/or exhibits not filed will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Embarq Corporation

Date: May 18, 2006	By:	/s/ CLAUDIA S. TOUSSAINT
Claudia S. Toussaint
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 12, 2006, by and among Embarq Corporation, Sprint Capital Corporation, and Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Lehman Brothers Inc., on behalf of themselves and the other underwriters named therein

2.1†	Tax Sharing Agreement dated as of May 17, 2006 by and among Sprint Nextel Corporation, Embarq Corporation and certain Embarq subsidiaries

2.2†	Employee Matters Agreement dated as of May 17, 2006 by and between Sprint Nextel Corporation and Embarq Corporation

2.3†	Trademark Agreement and License Agreement dated as of May 17, 2006, by and among, Sprint Nextel Corporation, Embarq Corporation and certain Embarq subsidiaries

2.4†	Software and Proprietary Information Agreement dated as of May 17, 2006 by and between Embarq Corporation and Sprint Nextel Corporation

2.5†	Patent Agreement dated as of May 17, 2006 by and between Sprint Nextel Corporation and Embarq Corporation

4.1	Indenture, dated as of May 17, 2006, by and between Embarq Corporation and J.P. Morgan Trust Company, National Association, a national banking association, as Trustee

99.1	Press Release dated May 18, 2006

†	Schedules and/or exhibits not filed will be furnished supplementally to the Securities and Exchange Commission upon request.